                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Section 240.14a-12

                        SHEFFIELD PHARMACEUTICALS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                         SHEFFIELD PHARMACEUTICALS, INC.
                     14528 SOUTH OUTER FORTY ROAD, SUITE 205
                            ST. LOUIS, MISSOURI 63017

                             -----------------------


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 12, 2002

                             -----------------------

To the Stockholders of SHEFFIELD PHARMACEUTICALS, INC.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of SHEFFIELD PHARMACEUTICALS, INC., a Delaware corporation (the "Company"), will be held at the American Stock Exchange at 86 Trinity Place, 14th Floor, New York, New York 10006, on Wednesday, June 12, 2002 at 10:00 a.m., local time, for the following purposes:

               1.   To elect six members of the Board of Directors;

               2. To amend the Company's 1993 Stock Option Plan to increase the number of shares of Common Stock available for issuance thereunder from 4,000,000 shares to 5,000,000 shares; and

               3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

         Only stockholders of record at the close of business on April 22, 2002 are entitled to notice of, and to vote at, the Annual Meeting.

                                              By Order of the Board of Directors

                                              Scott A. Hoffmann
                                              Secretary


         Dated:  April 30, 2002
         St. Louis, Missouri



         WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING YOU ARE URGED TO FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE THAT IS PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                         SHEFFIELD PHARMACEUTICALS, INC.
                     14528 SOUTH OUTER FORTY ROAD, SUITE 205
                            ST. LOUIS, MISSOURI 63017

                            -------------------------

                               PROXY STATEMENT FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 12, 2002

                            -------------------------

                                  INTRODUCTION

         This Proxy Statement is furnished to the stockholders of SHEFFIELD PHARMACEUTICALS, INC., a Delaware corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company of Proxies for the Annual Meeting of Stockholders to be held at the American Stock Exchange at 86 Trinity Place, 14th Floor, New York, New York 10006, on June 12, 2002, at 10:00 a.m., local time, or at any adjournments thereof. The approximate date on which this Proxy Statement and the accompanying Proxy will be first sent or given to stockholders is April 30, 2002.

                        RECORD DATE AND VOTING SECURITIES

         The voting securities of the Company outstanding on April 22, 2002 consisted of 29,563,712 shares of Common Stock, $.01 par value (the "Common Stock"), entitling the holders thereof to one vote per share. Only stockholders of record as of that date are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. A majority of the outstanding shares of Common Stock present in person or by proxy is required for a quorum.

                            PROXIES AND VOTING RIGHTS

         Shares of Common Stock represented by Proxies, in the accompanying form of Proxy, which are properly executed, duly returned and not revoked, will be voted in accordance with the instructions contained therein. If no specification is indicated on the Proxy, the shares represented thereby will be voted (i) for the election as directors of the persons who have been nominated by the Board of Directors, (ii) for amendment of the Company's 1993 Stock Option Plan to increase the number of shares of Common Stock available for issuance thereunder from 4,000,000 to 5,000,000 shares, and (iii) for any other matters that may properly come before the Annual Meeting in accordance with the judgment of the person or persons voting the Proxy.

         The execution of a Proxy will in no way affect a stockholder's right to attend the Annual Meeting and vote in person. Any Proxy executed and returned by a stockholder may be revoked at any time thereafter if written notice of revocation is given to the Secretary of the Company prior to the vote to be taken at the Annual Meeting or by execution of a subsequent Proxy which is presented to the Annual Meeting, or if the stockholder attends the Annual Meeting and votes by ballot, except as to any matter or matters upon which a vote shall have been cast pursuant to the authority conferred by such Proxy prior to such revocation. Broker "non-votes" and the shares of Common Stock as to which a stockholder abstains are included for purposes of determining the presence or absence of a quorum at the Annual Meeting. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker "non-votes" are not included in the tabulation of the voting results on the election of directors or issues requiring approval of the majority of the votes present and, therefore, do not have the effect of votes in opposition in such tabulations. An abstention from voting on a matter or a Proxy instructing that a vote be withheld has the same effect as a vote against a matter since it is one less vote for approval.

         All expenses in connection with this solicitation will be borne by the Company. It is expected that solicitations will be made primarily by mail, but regular employees or representatives of the Company may also solicit Proxies by telephone, telegraph, facsimile or in person, without additional compensation. In addition, the Company has engaged MacKenzie Partners, Inc., a proxy solicitation firm, to assist in the solicitation of Proxies and will pay such firm a fee, estimated at $4,000, plus reimbursement of reasonable out-of-pocket expenses. The Company will, upon request, reimburse brokerage houses and persons holding shares in the names of their nominees for their reasonable expenses in sending solicitation material to their principals.

                               SECURITY OWNERSHIP


         The voting securities of the Company outstanding on April 22, 2002 consisted of 29,563,712 shares of Common Stock. The following table sets forth information concerning ownership of the Company's Common Stock, as of April 22, 2002 (except as indicated below) by (i) each director and nominee, (ii) each named executive officer as defined in the Summary Compensation Table, (iii) all directors and executive officers as a group, and (iv) each person who, to the knowledge of management, owned beneficially more than 5% of the outstanding shares of Common Stock.


                                               SHARES            PERCENT OF
                                               BENEFICIALLY      OUTSTANDING
BENEFICIAL OWNER(1)                            OWNED(2)          COMMON STOCK(2)
-------------------                            --------          ---------------
Elan International Services, Ltd.              22,097,710(3)          47.4%
John P. Curran                                 3,070,600(4)           10.4%
Inpharzam International S.A.                   2,431,156(5)           8.2%
Thomas M. Fitzgerald                           671,597(6)             2.2%
Loren G. Peterson                              676,000(7)             2.3%
David A. Byron                                 695,333(8)             2.3%
Carl F. Siekmann                               696,277(9)             2.3%
Scott A. Hoffmann                              216,700(10)            *
Thomas A. Armer                                195,000(11)            *
John M. Bailey                                 85,000(12)             *
Digby W. Barrios                               90,000(13)             *
Todd C. Davis                                  70,000(14)             *
Andrew J. Ferrara                                 --                  --
Allan M. Fox                                      --                  --
All Directors and Executive Officers
as a Group (nine persons)                      2,004,297(15)          6.4%

-----------------

*        Less than 1%

(1) The persons named in the table, to the Company's knowledge, have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes hereunder.

(2) Calculations assume that all options, warrants and convertible securities held by each director, director nominee and executive officer and exercisable or convertible within 60 days after April 22, 2002 have been exercised or converted.

(3) Includes 17,031,282 shares of Common Stock issuable upon exercise of warrants, conversion of Series C, D, and F Preferred Stock, and a Convertible Promissory Note.

(4) Based solely upon information in Amendment No. 1 to the Schedule 13G of John P. Curran, General Partner of Curran Partners, L.P., dated February 7, 2002 and filed with the Securities and Exchange Commission on February 14, 2002. The address of John P. Curran set forth in such
         Schedule 13G is 237 Park Avenue, New York, New York, 10017.

(5) Based solely upon information in Amendment No. 2 to the Schedule 13D of Inpharzam International S.A., an affiliate of Zambon Group, SPA, dated October 19, 2001 and filed with the Securities and Exchange Commission on October 26, 2001. The address of Inpharzam International S.A. set forth in such Schedule 13D is Via Industria 1, 7814 Cadempino, Switzerland.

(6) Includes 655,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days after April 22, 2002.

(7) Includes 455,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days after April 22, 2002. 9,000 of these shares are held by Mr. Peterson as custodian for the benefit of his children. Mr. Peterson disclaims beneficial ownership of such shares. Mr. Peterson resigned from the Company effective April 30, 2002.

(8) Includes 460,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days after April 22, 2002. Mr. Byron resigned from the Company effective January 11, 2002.

(9) Includes 460,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days after April 22, 2002. Mr. Siekmann resigned from the Company effective February 15, 2002.

(10) Includes 210,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days after April 22, 2002.

(11) Includes 185,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days after April 22, 2002.

(12) Includes 85,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days after April 22, 2002.

(13) Includes 85,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days after April 22, 2002.

(14) Includes 70,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days after April 22, 2002.

(15) Includes 1,745,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days after April 22, 2002.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

         Directors of the Company hold office until the next annual meeting of stockholders or until their successors are elected and qualified. Directors shall be elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting. If no contrary instructions are indicated, Proxies will be voted for the election of Thomas M. Fitzgerald, John M. Bailey, Digby W. Barrios, Todd
C. Davis, Andrew J. Ferrara and Allan M. Fox as the six nominees of the Board of Directors. All of the nominees are currently directors of the Company. The Company does not expect that any of the nominees will be unavailable for election, but if that should occur before the Annual Meeting, the Proxies will be voted in favor of the remaining nominees and may also be voted for a substitute nominee or nominees selected by the Board of Directors.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                      FOR ELECTION OF EACH OF THE NOMINEES

DIRECTORS AND EXECUTIVE OFFICERS

         The directors and executive officers of the Company and their positions with the Company are set forth below.


Name                                      Age    Director Since              Position
----                                      ---    --------------              --------
John M. Bailey                             54    April 1997                  Chairman, Director
Thomas M. Fitzgerald                       51    September 1996              President, Chief Executive Officer and
                                                                             Director
Digby W. Barrios                           64    April 1997                  Director
Todd C. Davis                              40    September 1998              Director
Andrew J. Ferrara                          62    April 2002                  Director
Allan M. Fox                               54    April 2002                  Director
Scott A. Hoffmann                          37    --                          Vice President - Finance and Administration,
                                                                                Treasurer and Secretary, Chief Financial
                                                                                Officer

Thomas A. Armer                            48    --                          Vice President - Pulmonary Delivery
                                                                                Systems, Chief Scientific Officer


         JOHN M. BAILEY. Mr. Bailey has been a Director of the Company since April 1997 and has served as Chairman of the Company since April 2002. Mr. Bailey is the founder and majority shareholder of Bailey Associates, a consulting firm specializing in providing companies with strategic advice and support through mergers, collaborations and divestments. From 1978 to 1996, Mr. Bailey was employed by Fisons Group plc, U.K.-based ethical pharmaceutical company ("Fisons") where he held a number of senior positions. In 1993, Mr. Bailey was appointed to the main board of Fisons and, in 1995, he was appointed Corporate Development Director of Fisons. In that role, he was directly responsible for worldwide strategic and corporate development and for all merger, divestment, acquisition and business development activities of Fisons Group worldwide.

         THOMAS M. FITZGERALD. Mr. Fitzgerald has been a Director of the Company since September 1996 and has served as President and Chief Executive Officer since April 2002. From December 1997 to April 2002, Mr. Fitzgerald served as the Chairman of the Company. From June 1996 to December 1997, Mr. Fitzgerald served as Chief Operating Officer of the Company and, from February 1997 to December 1997, he served as President of the Company. From 1989 to 1996, Mr. Fitzgerald was the Vice President and General Counsel of Fisons Corporation, an operating unit of Fisons. Mr. Fitzgerald was Assistant General Counsel of SmithKline Beecham prior to joining Fisons.

         DIGBY W. BARRIOS. Mr. Barrios has been a Director of the Company since April 1997. Since 1992, Mr. Barrios has been a private consultant to the pharmaceutical industry. Mr. Barrios served from 1985 to 1987 as Executive Vice

President, and from 1988 to 1992 as President and Chief Executive Officer, of Boehringer Ingelheim Corporation. Mr. Barrios is also a member of the Board of Directors of Sepracor Inc.

         TODD C. DAVIS. Mr. Davis has been a Director of the Company since September 1998. Mr. Davis has been a partner with Apax Partners Limited, Inc., a private equity firm, since January 2002. From May 2000 to December 2001, Mr. Davis was the Vice President of Global Licensing and Business Development for Elan Drug Delivery Company, an affiliate of Elan Corporation, plc, an Irish pharmaceutical company. From February 1999 until April 2000, Mr. Davis served as Director, Strategic Planning of Elan Corporation, plc. From May 1997 to January 1999, Mr. Davis served as Director of Investments and Corporate Development of Elan Pharmaceutical Research Corporation, an affiliate of Elan Corporation, plc. From September 1995 to May 1997, Mr. Davis was on educational leave from Abbott Laboratories, a pharmaceutical company, while receiving a Masters in Business Administration from Harvard University. From October 1993 to September 1995, Mr. Davis served as diagnostic systems product manager, and from October 1992 to September 1993 as product specialist of laboratory information systems of Abbott Laboratories. From October 1990 to October 1992, Mr. Davis was a sales specialist for Abbott Laboratories. Until April 2002, Mr. Davis served as a director of the Company pursuant to an agreement with Elan International Services Ltd. that permits Elan International Services Ltd. to designate one nominee to the Company's Board.

         ANDREW J. FERRARA. Mr. Ferrara has been a Director of the Company since April 2002. In 1993, Mr. Ferrara founded Boston Healthcare Associates, a consulting firm specializing in assisting pharmaceutical and biotechnology companies to achieve their development and revenue objectives with an emphasis in strategic and reimbursement planning. From 1987 to 1993, Mr. Ferrara was a consultant to the healthcare industry. From 1984 to 1987, Mr. Ferrara co-founded Polygen Corporation, a computer software company serving the chemical and pharmaceutical research industries, serving as its Executive Vice President responsible for business development, sales and product development. From 1982 to 1984, Mr. Ferrara served as Group Vice President of Sales and Marketing for Collaborative Research, Inc. Prior to 1982, Mr. Ferrara served in various business areas, including sales and sales management, marketing and public relations, in the United States and Europe for Eli Lilly & Company. Mr. Ferrara is also a member of the Board of Directors of MGI Pharma, Inc., ProdiGene, Inc., and VelQuest Corporation.

         ALLAN M. FOX. Mr. Fox has been a Director of the Company since April 2002. Since 1986, Mr. Fox has been a partner in the firm now known as FoxKiser, a firm Mr. Fox founded specializing in identifying and enhancing business opportunities and improving competitive market position in the pharmaceutical and biotechnology industries. Previously, Mr. Fox served as Chief of Staff and Chief Legislative Assistant to U.S. Senator Jacob K. Javits of New York and Chief Counsel to the U.S. Senate Health and Scientific Research Subcommittee, chaired by Senator Edward M. Kennedy. Mr. Fox currently serves on several boards of educational and research institutions.

         SCOTT A. HOFFMANN. Mr. Hoffmann has been Chief Financial Officer and Vice President - Finance and Administration, Treasurer and Secretary of the Company since November 1998. From March 1995 to November 1998, Mr. Hoffmann was Assistant Controller of Zeigler Coal Holding Company, a coal mining company. From 1992 to 1995, Mr. Hoffmann was Vice President - Finance and Secretary of Zam's, Inc., a publicly traded retailer.

         THOMAS A. ARMER. Dr. Armer, Ph.D., has been Vice President - Pulmonary Delivery Systems of the Company since August 1998 and was appointed Chief Scientific Officer in March 2002. From January 1994 to August 1998, Dr. Armer was Director of Aeroquip Specialty Products, a division of Aeroquip-Vickers Corporation, a supplier of critical performance components and systems to the aerospace industry. From 1989 to 1994, Dr. Armer served as Director of Market Development for the Novon Products Group, a division of Warner Lambert Corporation, a pharmaceutical company.

MEETINGS AND COMMITTEES

         The Board of Directors of the Company held four meetings during the fiscal year ended December 31, 2001. From time to time during such fiscal year, the members of the Board acted by unanimous written consent. The Board of Directors has standing Stock Option, Compensation, and Audit Committees. The Board of Directors does not have a standing nominating committee or a committee that serves nominating functions. These functions are performed by the Board of Directors of the Company as a whole. Each person who served as a Director in 2001 attended at least 75% of the aggregate number of meetings in 2001 of the Board of Directors and the committees on which he served, with the exception of Roberto Rettani, who attended no meetings prior to his resignation from the Board in September 2001.

         The Stock Option Committee reviews, analyzes and approves grants of stock options and stock to eligible persons under the Company's 1993 Stock Option Plan and the Company's 1993 Restricted Stock Plan. The current members of the Stock Option Committee (appointed in June 1997) are Digby W. Barrios and John M. Bailey. The Stock Option Committee held three meetings in 2001.

         The Compensation Committee reviews, analyses and makes recommendations to the Board of Directors regarding compensation of Company directors, employees, consultants and others, including grants of stock options (other than stock option grants under the Company's 1993 Stock Option Plan and the Company's 1996 Directors Stock Option Plan). The current members of the Compensation Committee (appointed in June 1997) are Digby W. Barrios and John M. Bailey. The Compensation Committee held three meetings in 2001 and approved certain actions by written consent.

         The Audit Committee is composed of independent directors, in accordance with the American Stock Exchange listing standards, for which information regarding the functions performed by the Committee is set forth in the "Report of the Audit Committee," included in this Proxy Statement. The Audit Committee is governed by a written charter approved by the Board of Directors. The current independent directors of the Audit Committee are Digby W. Barrios, John M. Bailey (both appointed in June 1997), and Todd C. Davis (appointed May 2000). The Audit Committee held four meetings in 2001.

BOARD OF DIRECTORS COMPENSATION

         The Company does not currently compensate directors who are also executive officers of the Company or directors who are employees of the Company's strategic alliance partner, Elan Corporation, for their service on the Board of Directors. Under current Company policy, each non-employee director of the Company receives a fee of $750 for each Board meeting attended and $400 for each Board committee meeting attended. Directors are reimbursed for their expenses incurred in attending meetings of the Board of Directors or any committee of the Board of Directors. Under the terms of the 1996 Directors Stock Option Plan, each non-employee director receives a grant of an option to purchase 25,000 shares of Common Stock upon initial election, as well as additional option grants to purchase 15,000 shares of Common Stock on January 1 of each year thereafter during eligible tenure. Such options will be exercisable at a price per share equal to the fair market value of the Common Stock on the date of grant and will vest six months from the date of grant.

REPORT OF THE AUDIT COMMITTEE

         The responsibilities of the Audit Committee, which are set forth in the Audit Committee Charter adopted by the Board, include providing oversight to the Company's financial reporting process through periodic meetings with the Company's independent auditors and management to review accounting, auditing, internal controls and financial reporting matters. The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on the Company's senior management, including senior financial management, and its independent auditors.

         We have reviewed and discussed with senior management the Company's audited financial statements to be included in the 2001 Annual Report on Form 10-K. Management has confirmed to us that such financial statements (i) have been prepared with integrity and objectivity and are the responsibility of management, and (ii) have been prepared in conformity with generally accepted accounting principles.

         We have discussed with Ernst & Young LLP, the Company's independent auditors, the matters required to be discussed by SAS 61 (Communications with Audit Committee). SAS 61, as amended, requires the independent auditors to provide us with additional information regarding the scope and results of their audit of the Company's financial statements, including with respect to (i) their responsibility under generally accepted auditing standards, (ii) significant accounting policies, (iii) management judgments and estimates, (iv) any significant audit adjustments, (v) any disagreements with management, and (vi) any difficulties encountered in performing the audit.

         We have received from Ernst & Young LLP a letter providing the disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) with respect to any relationships between Ernst & Young LLP and the Company that in their professional judgment may reasonably be thought to bear on independence. Ernst & Young LLP has discussed its independence with us, and has confirmed in such letter that, in its professional judgment, it is independent of the Company within the meaning of the federal securities laws. The Audit Committee has considered whether the non-audit services rendered by the Company's independent auditors during the Company's most recent fiscal year are compatible with maintaining the independence of such auditors and believes them to be so.

         Based on the review and discussions described above with respect to the Company's audited financial statements, we have recommended to the Board that such financial statements be included in the Company's Annual Report on Form 10-K.

         As specified in the Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and in accordance with generally accepted accounting principles. That is the responsibility of management and the Company's independent auditors. In giving our recommendation to the Board, we have relied on (i) management's representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles, and (ii) the report of the Company's independent auditors with respect to such financial statements.


AUDIT COMMITTEE

John M. Bailey
Digby W. Barrios
Todd C. Davis

February 26, 2002


RELATIONSHIP WITH INDEPENDENT AUDITORS

         Ernst & Young LLP has been selected by the Board of Directors to be independent auditors to audit the consolidated financial statements of the Company for fiscal year 2002. Ernst and Young LLP, and its predecessors, have been employed by the Company in that capacity continuously since 1994. Representatives of Ernst & Young LLP will be present at the annual meeting of stockholders, will be given an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions relating to the audit of the Company's 2001 consolidated financial statements.

AUDIT FEES

         The Company estimates that the aggregate fees billed by its independent auditors for professional services rendered in connection with (i) the audit of the Company's annual financial statements set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, and (ii) the review of the Company's quarterly financial statements set forth in the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001, were approximately $50,100.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         There were no fees billed to the Company by its independent auditors for the Company's most recent fiscal year for professional services rendered in connection with (i) operating or supervising the operation of the Company's information system or managing the Company's local area network and (ii) designing or implementing a hardware or software system that aggregates source data underlying the financial statements or generates information that is significant to the Company's financial statements taken as a whole.

ALL OTHER FEES

         The Company estimates that the aggregate fees for all other services rendered by its independent auditors for the Company's most recent fiscal year equal approximately $21,600. These fees include work performed by the independent auditors with respect to various accounting consultations.

EXECUTIVE COMPENSATION

         The following table sets forth, for the fiscal years indicated, all compensation awarded to, earned by or paid to the chief executive officer of the Company ("CEO") and the executive officers of the Company (other than the CEO) who were executive officers of the Company during the fiscal year ended December 31, 2001 and whose salary and bonus exceeded $100,000 with respect to the fiscal year ended December 31, 2001 (the "named executive officers").

                           SUMMARY COMPENSATION TABLE



                                                                                              Long-Term
                                                                                            Compensation
                                                                                               Awards
                                                                     Annual Compensation    ------------
                                                                    ---------------------    Securities      All Other
         Name and                                                                            Underlying    Compensation
      Principal Position                                   Year     Salary($)    Bonus($)    Options(#)       ($)(4)
      -------------------                                  ----     ---------    --------   ------------   ------------
Thomas M. Fitzgerald,                                      2001     $207,276     $  --          --            $  5,250
   Chairman and Chief Executive                            2000      196,151      13,000     150,000             5,250
   Officer............................................     1999      185,000        --          --                --

                                                           2001     $207,126     $  --          --            $  5,250
Loren G. Peterson, Former President,                       2000      196,081      13,000     150,000             5,250
   Chief Executive Officer(1).........................     1999      185,000        --          --                --

David A. Byron, Former Executive                           2001     $179,039     $  --          --            $  5,250
   Vice President, Scientific                              2000      171,106      10,500      90,000             4,931
   Affairs(2).........................................     1999      165,000        --          --                --

Carl F. Siekmann, Former Executive                         2001     $178,579     $  --          --            $  5,200
   Vice President, Corporate                               2000      170,906      10,500      90,000             4,964
   Development(3).....................................     1999      165,000        --          --                --

Scott A. Hoffmann, Vice President,                         2001     $138,417     $  --          --            $  3,968
   Finance & Administration,                               2000      130,837       9,000     135,000             3,925
   Chief Financial Officer............................     1999      120,000        --          --                --


(1)      Mr. Peterson has resigned from the Company effective April 30, 2002.
(2)      Mr. Byron resigned from the Company effective January 11, 2002.
(3)      Mr. Siekmann resigned from the Company effective February 15, 2002.
(4)      Consists of matching contributions for the Company's 401(k) Plan.

         The following table sets forth certain information regarding stock options held by Messrs. Fitzgerald, Peterson, Byron, Siekmann, and Hoffmann as of December 31, 2001.

                       FISCAL 2001 YEAR-END OPTION VALUES


                                                    Number of Securities              Value (4) of
                                                         Underlying                 Unexercised in-
                                                        Unexercised                    the-Money
                                                       Options at FY-                Options at FY-
                                                          End (#)                        End($)
                                                        Exercisable/                  Exercisable/
                Name                                   Unexercisable                 Unexercisable
                ----                                -------------------             ----------------
Thomas M. Fitzgerald,                                655,000/50,000                  $ 1,180,888/ $ --
  Chairman and Chief Executive
  Officer.......................................

Loren G. Peterson,
  Former President and Chief Executive               415,000/290,000                 $ 706,788/$465,600
  Officer(1)....................................

David A. Byron,
  Former Executive Vice President,                   325,000/270,000                 $ 575,788/$465,600
  Scientific Affairs(2).........................
Carl F. Siekmann,
  Former Executive Vice President,
  Corporate Development(3)......................     325,000/270,000                 $ 575,788/$465,600
Scott A. Hoffmann,
  Vice President, Finance &
  Administration, Chief Financial Officer.......     210,000/45,000                  $ 255,240/ $ --

-------------------

(1) Mr. Peterson has resigned from the Company effective April 30, 2002. As a result of his resignation and pursuant to the separation agreement between the Company and Mr. Peterson, unvested options representing 200,000 shares noted in the table above became exercisable on the date of his resignation.

(2) Mr. Byron resigned from the Company effective January 11, 2002. As a result of his resignation and pursuant to the separation agreement between the Company and Mr. Byron, unvested options representing 240,000 shares noted in the table above became exercisable on the date of his resignation.

(3) Mr. Siekmann resigned from the Company effective February 15, 2002. As a result of his resignation and pursuant to the separation agreement between the Company and Mr. Siekmann, unvested options representing 240,000 noted in the table above became exercisable on the date of his resignation.

(4) Represents the total gain that would be realized if all in-the-money options held at December 31, 2001 were exercised, determined by multiplying the number of shares underlying the options by the difference between the per share option exercise price and the closing consolidated sale price of Common Stock of $4.69 per share reported by the American Stock Exchange for December 31, 2001. An option is in-the-money if the fair market value of the underlying shares exceeds the exercise price of the option.


401(K) PLANS

         During the year ended December 31, 1996, the Company adopted a defined contribution 401(k) plan in accordance with the Internal Revenue Code. Employees are eligible to participate in the 401(k) plan upon completion of three months of service provided they are over 21 years of age. Participants may defer up to 50% of eligible compensation. The Company provides matching contributions of 50% of the first 6% of eligible compensation contributed by each employee.

EMPLOYMENT AGREEMENTS

         In June 1996, the Company entered into a three-year employment agreement with Thomas M. Fitzgerald pursuant to which Mr. Fitzgerald agreed to serve as Chief Operating Officer of the Company. The term of the agreement is automatically extended for an additional one year term from year to year unless one party notifies the other of its intention to terminate at least six months prior to the end of the then current term; provided that, such notice will have no effect and the term will automatically be extended for one year if a potential change of control occurs prior to or within one year following such notice. The term shall be extended for two years if a change of control occurs at any time during the term of the agreement. The employment agreement requires Mr. Fitzgerald to devote his full business and professional time in furtherance of the business of the Company. In June 2001, the agreement automatically renewed for a one-year term. If Mr. Fitzgerald's employment is terminated other than for cause, he is entitled to receive a severance payment of $105,000, payable in six equal monthly installments and continued health insurance for such period. The employment agreement contains confidentiality and non-compete provisions. Mr. Fitzgerald's annual base salary under the agreement is currently $210,000. Pursuant to the first amendment to Mr. Fitzgerald's employment agreement, if Mr. Fitzgerald is terminated without cause or leaves the Company for good reason following a potential change of control or within two years following a change of control, Mr. Fitzgerald will be entitled to a payment equal to two times his annual base salary, continuation of health insurance for up to one year, accelerated vesting of all stock based compensation, a three-year period to exercise all outstanding stock options and an additional payment equal to certain excise taxes payable with respect to such amounts.

         In April 1997, the Company entered into a five-year employment agreement with Loren G. Peterson pursuant to which Mr. Peterson agreed to serve as Chief Executive Officer of the Company. The employment agreement required Mr. Peterson to devote his full business and professional time in furtherance of the business of the Company. If Mr. Peterson's employment was terminated other than for cause, he was entitled to receive a severance payment equal to seventy-five percent of his current base salary, payable in nine equal monthly installments, continued health insurance for such period and premium payments on any life and/or disability insurance maintained by the Company for such period. The employment agreement included confidentiality and non-compete provisions. In April 2002, the Company entered into a separation agreement with Mr. Peterson pursuant to which Mr. Peterson agreed to resign as President and Chief Executive Officer. Under the agreement Mr. Peterson received a severance payment of $315,000, payable in 18 equal monthly installments, and certain employee benefits previously provided to Mr. Peterson are to continue to be provided by the Company during the severance period. In addition, the vesting dates and exercise periods of certain stock options held by Mr. Peterson were modified.

         In November 1998, the Company entered into a three-year employment agreement with Scott A. Hoffmann pursuant to which Mr. Hoffmann agreed to serve as Vice President - Finance and Administration, and Chief Financial Officer of the Company. The term of the agreement is automatically extended for an additional one year term from year to year unless one party notifies the other of its intention to terminate at least 90 days prior to the end of the then current term; provided that, such notice will have no effect and the term will automatically be extended for one year if a potential change of control occurs prior to or within one year following such notice. The term shall be extended for two years if a change of control occurs at any time during the term of the agreement. The employment agreement requires Mr. Hoffmann to devote his full business and professional time in furtherance of the business of the Company. In November 2001, the agreement automatically renewed for a one-year term. If Mr. Hoffmann's employment is terminated other than for cause, he is entitled to receive a severance payment of $70,000, payable in six equal monthly installments. The employment agreement includes confidentiality and non-compete provisions. Mr. Hoffmann's annual base salary under the employment agreement is currently $140,000. Pursuant to the first amendment to Mr. Hoffman's employment agreement, if Mr. Hoffman is terminated without cause or leaves the Company for good reason following a potential change of control or within two years following a change of control, Mr. Hoffman will be entitled to a payment equal to one and one-half times his annual base salary, continuation of health insurance for up to one year, accelerated vesting of all stock based compensation, a three year period to exercise all outstanding stock options and an additional payment equal to certain excise taxes payable with respect to such amounts.

         In August 1998, the Company entered into a two-year employment agreement with Thomas A. Armer pursuant to which Dr. Armer agreed to serve as Vice President - Pulmonary Delivery Systems of the Company. The term of the agreement is automatically extended for an additional one year term from year to year unless one party notifies the other of its intention to terminate at least 60 days prior to the end of the then current term; provided that, such notice will have no effect and the term will automatically be extended for one year if a potential change of control occurs prior to or within one year following such notice. The term shall be extended for two years if a change of control occurs at any time during the term of the agreement. The employment agreement requires Dr. Armer to devote his full business and professional time in furtherance of the business of the Company. In August 2001, the agreement automatically renewed for a one-year term. If Dr. Armer's employment is terminated other than for cause, he is entitled to receive a severance payment of $60,000, payable in six equal monthly installments. The employment agreement includes confidentiality and non-compete provisions. Dr. Armer's annual base salary under the employment agreement is currently $140,000. Pursuant to the first amendment to Dr. Armer's employment agreement, if Dr. Armer is terminated without cause or leaves the Company for good reason following a potential change of control or within two years following a change of control, Dr. Armer will be entitled to a payment equal to one and one-half times his annual base salary, continuation of health insurance for up to one year, accelerated vesting of all stock based compensation, a three year period to exercise all outstanding stock options and an additional payment equal to certain excise taxes payable with respect to such amounts.

         In April 1997, the Company entered into a five-year employment agreement with David A. Byron pursuant to which Mr. Byron agreed to serve as Executive Vice President - Scientific Affairs of the Company. The employment agreement required Mr. Byron to devote his full business and professional time in furtherance of the business of the Company. If Mr. Byron's employment was terminated other than for cause, he was entitled to receive a severance payment equal to seventy-five percent of his current base salary, payable in nine equal monthly installments, continued health insurance for such period and premium payments on any life and/or disability insurance maintained by the Company for such period. The employment agreement included confidentiality and non-compete provisions. In January 2002, the Company entered into a separation agreement with Mr. Byron pursuant to which Mr. Byron agreed to resign as Executive Vice President of Scientific Affairs. Under the agreement Mr. Byron received a severance payment of $135,000, payable in nine equal monthly installments, and certain employee benefits previously provided to Mr. Byron are to continue to be provided by the Company during the severance period. In addition, the vesting dates and exercise periods of certain stock options held by Mr. Byron were modified.

         In April 1997, the Company entered into a five-year employment agreement with Carl F. Siekmann pursuant to which Mr. Siekmann agreed to serve as Executive Vice President - Corporate Development of the Company. The employment agreement required Mr. Siekmann to devote his full business and professional time in furtherance of the business of the Company. If Mr. Siekmann's employment was terminated other than for cause, he was entitled to receive a severance payment equal to seventy-five percent of his current base salary, payable in nine equal monthly installments. The employment agreement included confidentiality and non-compete provisions. In February 2002, the Company entered into a separation agreement with Mr. Siekmann pursuant to which Mr. Siekmann agreed to resign as Executive Vice President of Corporate Development. Under the agreement Mr. Siekmann received a severance payment of $135,000, payable in nine equal monthly installments, and certain employee benefits previously provided to Mr. Siekmann are to continue to be provided by the Company during the severance period. In addition, the vesting dates and exercise periods of certain stock options held by Mr. Siekmann were modified.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

General

         The Compensation Committee determines the cash and other incentive compensation, if any, to be paid to the Company's executive officers and key employees. The Stock Option Committee is responsible for the administration and awards under the Company's 1993 Stock Option Plan and the 1993 Restricted Stock Plan. Messrs. Barrios and Bailey are the members of both the Compensation Committee and the Stock Option Committee. Messrs. Barrios and Bailey are "non-employee directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. Both the Compensation Committee and the Stock Option Committee met on three occasions in 2001. The Compensation Committee and the Stock Option Committee have reviewed and are in accordance with the compensation paid to executive officers for the fiscal year ended December 31, 2001.

Compensation Policies

         The guiding principle of the Company is to establish a compensation program that aligns executive compensation with Company objectives and business strategies, as well as financial performance, with the primary objective of creating shareholder value. In keeping with this principle, the Company seeks to:

               (1) Attract and retain qualified executives who will play a significant role in, and be committed to, the achievement of the Company's long-term goals.

               (2) Reward executives for strategic management, and the creation and long-term maximization of shareholder value.

               (3) Create a performance-oriented environment that rewards performance with respect to the financial goals of the Company.

         Annually, individual goals and objectives are agreed upon for each executive officer. An executive officer's performance is reviewed in such areas as financial results, quality of performance, job and professional knowledge, decision making and business judgment, initiative, analytical skills, communication skills, interpersonal and organizational skills, creativity and leadership.

         Executive compensation consists of both cash and equity-based compensation. Cash compensation is comprised of base salary and bonus. Base salary is determined with reference to market norms. Bonus compensation is tied to the Company's success in achieving financial and non-financial performance. In 2000, the Compensation Committee approved an incentive compensation program for bonus payments of up to 15% of base salary for the executive officers of the Company. Such bonus payments were to be made at the discretion of the Compensation Committee at the end of the year based upon achievement of agreed-upon goals and objectives for the Company as a whole and for each individual. Two-thirds of any award was to be based upon the achievement of overall Company goals with the remaining one-third based upon the achievement of individual goals. Based upon the assessment of the Compensation Committee as to the degree to which the Company and individual goals were achieved in 2000, the executive officers were awarded the bonuses set forth in the Summary Compensation Table. In 2001, the Compensation Committee did not approve any bonus payable under such program.

         Equity-based compensation is comprised primarily of stock option grants. In establishing equity-based compensation, the Company places particular emphasis on the achievement of the Company's long-term performance goals. The Company believes that equity-based compensation closely aligns the economic interest of the Company's executive officers with the economic interests of the Company's shareholders. The Compensation Committee reviews the outstanding unvested options of the key executives from time to time and may grant additional options to encourage the retention of key executives. No options were granted to executive officers in 2001 by the Stock Option Committee.

Chief Executive Officer

         The Chief Executive Officer's compensation generally is based on the same policies and criteria as the other executive officers. Mr. Peterson's base salary that was in effect for 2001 was increased by approximately 7.7% in May 2001 from his prior salary based upon the extent to which the Company had achieved its goals up to that date and the Compensation Committee's view of Mr. Peterson's role in that achievement. Mr. Peterson did not receive a bonus in 2001. In establishing Mr. Peterson's compensation, the factors described above were taken into account. The Compensation Committee and the Stock Option Committee believe that Mr. Peterson's compensation, including salary and stock options, fall within the Company's compensation philosophy and are within industry norms.

Deductibility of Executive Compensation under the Internal Revenue Code

         Section 162(m) of the Internal Revenue Code disallows a tax deduction to certain public companies for compensation over $1 million paid to the Company's Chief Executive Officer and its four other most highly compensated executive officers, subject to a number of exceptions. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. Both the Company's 1993 Stock Option Plan, as amended, and the Company's 1993 Restricted Stock Plan, are intended to comply with Section 162(m) and meet deductibility requirements. The Company has not and does not currently anticipate in the foreseeable future paying non-performance based compensation in excess of $1 million per annum to any employee.

         COMPENSATION COMMITTEE                      STOCK OPTION COMMITTEE

            Digby W. Barrios                              Digby W. Barrios
             John M. Bailey                                John M. Bailey

COMMON STOCK PERFORMANCE


Five-Year Shareholder Return Comparison

     The Securities and Exchange Commission ("SEC") requires that the Company include in this Proxy Statement a line-graph presentation comparing cumulative, five-year shareholder returns on an indexed basis with a broad-based market index and either a nationally recognized industry standard or an index of peer companies selected by the Company. This performance comparison assumes $100 was invested on December 31, 1996 in the Company's Common Stock and in each of the indices shown and assumes reinvestment of dividends. The Company has selected the S & P Midcap 400 Index and the S & P Midcap Biotechnology Index for the purposes of this performance comparison.


                              [PERFORMANCE GRAPH]

                                     1997      1998      1999     2000     2001
                                    ------    ------    ------   ------   -----
S&P Midcap 400 Index                132.25    151.34    173.63   204.02   188.72
Sheffield Pharmaceuticals, Inc.      36.67     63.33    133.33   125.00   125.07
S&P Midcap Biotechnology             99.54    192.30    441.84   420.69   405.01
Industry Group



                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In June 1998, the Company entered into a sublicense and development agreement with Inpharzam International, S.A., an affiliate of Zambon Group SpA, for the testing and development of the Company's rights in its Premaire metered solution inhaler technology in respect of therapies for respiratory diseases. From June 1998 to September 2001, Zambon funded the development costs for the respiratory compounds delivered by Premaire. In September 2001, the Company amended its 1998 agreement with Zambon whereby Sheffield regained the rights to the Premaire previously granted to Zambon. As part of the amended agreement, Zambon provided a low-interest, $2.5 million loan to Sheffield to progress the development of the Premaire respiratory program. Upon commercialization, Zambon will be entitled to certain royalties on payments received by Sheffield for albuterol, ipratropium and cromolyn sales for specified periods. In addition to amending the licensing and development agreement, Inpharzam International, S.A. relinquished their right to appoint one Director to the Company's Board and as a result, Roberto Rettani, Managing Director and Chief Executive Officer of Zambon Group SpA, resigned as a director of the Company effective September 2001.

         In June 1998, the Company consummated a license and financing transaction with Elan International Services Ltd, an affiliate of Elan Corporation, plc. In connection with this transaction, the Company formed Systemic Pulmonary Delivery, Ltd. ("SPD"), a wholly owned subsidiary, and entered into several agreements with Elan International Services Ltd., including a Securities Purchase Agreement and a Joint Development and Operating Agreement. In addition, Elan International Services Ltd. and the Company have licensed certain of their intellectual property rights relating to pulmonary drug delivery systems to SPD. In October 1999, the Company consummated a separate license and financing transaction with Elan International Services Ltd. In connection with this transaction, the Company formed Respiratory Steroid Delivery, Ltd. ("RSD"), an 80.1 % owned subsidiary, 19.9% of which is owned by Elan International Services, Ltd., and entered into several agreements related to RSD with Elan International Services Ltd., including a Securities Purchase Agreement and a Joint Development and Operating Agreement. In addition, Elan International Services Ltd. and the Company have licensed certain of their intellectual property rights relating to pulmonary drug delivery systems to RSD.

On April 5, 2002, the Company received notification from Elan International Services, Ltd. that Todd C. Davis, a director of the Company, was no longer Elan's appointed representative on the Board of Directors. Elan has not appointed another representative to the Board, but reserves their right to do so in the future.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company's officers and directors and persons who own more than 10% of the Company's Common Stock file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file.

         Based solely on its review of the copies of such forms received by it, and written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during the fiscal year ended December 31, 2001, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with on a timely basis.


                                   ----------

                                 PROPOSAL NO. 2

                 APPROVAL OF AMENDMENT TO 1993 STOCK OPTION PLAN

         In April 2002 the Board of Directors of the Company unanimously approved for submission to a vote of the stockholders proposals to amend the 1993 Stock Option Plan to provide for an increase in the aggregate number of shares reserved for issuance pursuant to the exercise of options granted thereunder from 4,000,000 shares of Common Stock to 5,000,000 shares of Common Stock. A copy of the 1993 Stock Option Plan was filed with the Securities and Exchange Commission, as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

         The purposes of the 1993 Stock Option Plan are to attract and retain the best available personnel for positions of responsibility within the Company, to provide additional incentives to employees of the Company and to promote the success of the Company's business through the grant of options to purchase Common Stock. Each option granted pursuant to the 1993 Stock Option Plan shall be designated at the time of grant as either an "incentive stock option" or as a "non-statutory stock option."

         The 1993 Stock Option Plan, as proposed to be amended, would authorize the issuance of a maximum of 5,000,000 shares of Common Stock pursuant to the exercise of options granted thereunder. As of April 22, 2002, stock options to purchase 3,290,300 of the 4,000,000 shares of Common Stock currently available under the 1993 Stock Option Plan have been granted under the 1993 Stock Option Plan and 709,700 shares of Common Stock remained available for future grant, before giving effect to the proposed amendment. As of April 22, 2002, under the 1993 Stock Option Plan (i) the current executive officers of the Company as a group had received options exercisable in the aggregate for 1,050,000 shares of Common Stock, (ii) the named executive officers had individually received options exercisable for the following number of shares of Common Stock: Mr. Fitzgerald, 705,000; Mr. Peterson, 705,000; Mr. Hoffman, 255,000, Dr. Armer, 90,000, Mr. Byron, 595,000 and Mr. Seikmann 595,000; and (iii) employees of the Company and its subsidiaries collectively had received options exercisable in the aggregate for 345,300 shares of Common Stock.

         The Board of Directors believes it is in the Company's and its stockholders' best interests to approve the amendment to the 1993 Stock Option Plan because it will provide sufficient shares under the Plan to enable the Board to utilize stock based incentive compensation, which rewards long term value creation in keeping with the interests of the Company's shareholders, for both current and future employees of the Company.

SUMMARY OF THE 1993 STOCK OPTION PLAN

         The 1993 Stock Option Plan is administered by the Stock Option Committee of the Board of Directors, which is comprised solely of non-employee directors. The Stock Option Committee determines to whom, among those eligible, and the time or times at which options will be granted, the number of shares to be subject to options, the duration of options, any conditions to the exercise of options, and the manner and price at which options may be exercised. In making such determinations, the Stock Option Committee may take into account the nature and period of service of eligible employees, their level of compensation, their past, present and potential contributions to the Company and such other factors as the Stock Option Committee in its discretion deems relevant. Only employees of the Company are eligible to receive options under the 1993 Stock Option Plan. The approximate number of eligible employees is fourteen.

         Options may consist of incentive stock options or non-qualified stock options. Incentive stock options granted under the 1993 Stock Option Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code.

         The Stock Option Committee is authorized to amend, or terminate the 1993 Stock Option Plan, except that, to the extent required by law, rule or regulation, it is not authorized without stockholder approval to amend the 1993 Stock Option Plan to (i) materially increase the number of shares that may be issued pursuant to the exercise of options granted under the 1993 Stock Option Plan (except with regard to adjustments resulting from changes in capitalization); (ii) make any material change in the designation of the employees eligible to be granted options under the 1993 Stock Option Plan; or
(iii) materially increase the benefits accruing to participants under the 1993 Stock Option Plan.

         No options shall be granted under the 1993 Stock Option Plan after August 30, 2003, but options issued under the 1993 Stock Option Plan prior to such date shall remain in full force and effect until such options have expired or are cancelled.

         Each option granted under the 1993 Stock Option Plan is evidenced by a written stock option agreement between the Company and the participant, which specifies the number of shares of Common Stock subject to the option and the other terms and conditions of the option, consistent with the requirements of the 1993 Stock Option Plan. The exercise price of each option is determined by the Stock Option Committee, but may not be less than 100% of the fair market value of the shares of Common Stock covered by the option on the date the option is granted, in the case of an incentive stock option, nor less than 85% of the fair market value of the shares of Common Stock covered by the option on the date the option is granted, in the case of a non-qualified stock option. If an incentive stock option is to be granted to an employee who owns over 10% of the total combined voting power of all classes of Company's stock, then the exercise price may not be less than 110% of the fair market value of the Common Stock covered by the option on the date the option is granted. For any date, fair market value means the closing price per share, as reported in the Wall Street Journal. The closing price per share was $1.98 on April 22, 2002.

         Generally, the exercise price may be paid in cash, by check or in such other forms as the Stock Option Committee may approve, including through shares of Common Stock valued at their fair market value on the date of exercise or a loan from the Company.

         Options are generally not transferable by the participant other than by will, by the laws of descent and distribution or pursuant to a qualified domestic relations order, and are exercisable during the participant's lifetime only by the participant.

         In the event of a change in control, the options shall be assumed by any successor entity unless the Stock Option Committee determines, in its sole discretion and in lieu of any such assumption, that the options shall be fully exercisable.

         Unless otherwise provided in the stock option agreement, the term of each option shall be 5 years from the date of grant, provided that the maximum term of each option shall be 10 years. Notwithstanding the foregoing, incentive stock options granted to an employee who owns over 10% of the total combined voting power of all classes of stock of the Company shall expire not more than 5 years after the date of grant. The 1993 Stock Options Plan provides for the earlier expiration of options of a participant in the event of certain terminations of employment.

         Subject to stockholder approval, a maximum of 5,000,000 shares of Common Stock may be issued under the 1993 Stock Option Plan. Shares of Common Stock underlying any option that expires or becomes unexercisable for any reason without having been exercised in full shall be added back to the shares of Common Stock available for issuance under the 1993 Stock Option Plan. If there is a stock split, stock dividend, recapitalization or other relevant change affecting the outstanding shares of Common Stock, appropriate adjustments will be made in the number and kind of shares available for issuance under the 1993 Stock Option Plan, the number and kind of shares as to which outstanding options shall be exercisable and the exercise price per share for any outstanding options.

         The Company has filed a registration statement under the Securities Act with respect to 4,000,000 shares of Common Stock issuable pursuant to the 1993 Stock Option Plan. The Company intends to file an additional registration statement under the Securities Act with respect to additional shares of Common Stock issuable pursuant to the Amendment subsequent to the Amendment's approval by the Company's shareholders.

         In general, under Section 162(m) of the Internal Revenue Code, income tax deductions of certain publicly-held corporations may be limited to the extent total compensation (including, but not limited to, base salary, annual bonus, stock option exercises, transfers of property and benefits paid under non-qualified plans) for certain executive officers exceeds $1,000,000 in any one year. However, pursuant to the Section 162(m) treasury regulations, this deduction limit does not apply to certain performance-based compensation. Options granted under the 1993 Stock Option Plan will satisfy the performance based compensation exception if the options are granted by a committee of the Board consisting solely of two or more "outside directors," the 1993 Stock Option Plan sets the maximum number of shares that can be granted to any person within a specified period, the Company's stockholders approve such grant limit and the compensation is based solely on an increase in the fair market value of the Common Stock after the date of grant. The 1993 Stock Option Plan has been designed to comply with these requirements and provides that the maximum number of shares that may be awarded to any participant in any calendar year shall be 500,000.

Federal Tax Consequences

         The following summary is intended only as a general guide as to the United States federal income tax consequences under current law of participation in the 1993 Stock Option Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

         A participant recognizes no taxable income for regular income tax purposes as the result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Internal Revenue Code. However, upon the exercise of an incentive stock option, the difference between the fair market value of the Common Stock on that date and the purchase price will be treated as an adjustment in computing the participant's alternative minimum taxable income for the taxable year in which the exercise occurred and may subject the participant to an alternative minimum tax liability if such tax liability exceeds the participant's regular tax liability for such year. If a participant incurs an alternative minimum tax liability as a result of the exercise of an incentive stock option, special rules, not discussed herein, apply with respect to subsequent sales of the shares within the same calendar year, basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and tax credits which may arise in subsequent tax years.

         Participants who dispose of the shares acquired upon the exercise of an incentive stock option more than two years following the date the option was granted and one year following the exercise of the option, whichever occurs later, will normally recognize a long-term capital gain or loss equal to the difference, if any, between the sales price and the purchase price of the shares. In this case the Company will not be entitled to any deduction for federal income tax purposes. If a participant disposes of such shares either within two years after the date of grant or within one year after the date of exercise, the participant will recognize ordinary income equal to the lesser of:
(a) the excess of the Common Stock's fair market value on the date of exercise over the purchase price, or (b) the participant's actual gain on the sale. Any additional gain (or loss) will be treated as a capital gain (or loss), which will be long- or short- term depending on how long the participant holds the shares. Generally, the Company will be able to deduct for federal income tax purposes any ordinary income recognized by the participant, except to the extent that the deduction is limited by applicable provisions of the Internal Revenue Code or the regulations thereunder.

         A participant generally recognizes no taxable income as the result of the grant of a non-qualified stock option. Upon exercise of a non-qualified stock option, the participant normally recognizes ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Common Stock on the exercise date. If the participant is an employee or former employee, the Company generally must withhold income and employment taxes on any such ordinary income. Upon the subsequent sale of the shares, any gain (or loss) will be long- or short-term capital gain, depending on how long the participant holds the shares. The Company is not entitled to a tax deduction with respect to the grant of a non-qualified stock option or the subsequent sale of shares of Common Stock acquired pursuant to such option. Generally, the Company will be able to deduct for federal income tax purposes, the amount of ordinary income recognized by a participant as a result of the exercise of a non-qualified stock option, except to the extent that the deduction is limited by applicable provisions of the Internal Revenue Code or the regulations thereunder.

REQUIRED VOTE

         The Company is requesting stockholder approval of the increase in the shares available for issuance under the 1993 Stock Option Plan in accordance with the provisions of the Plan.

         The affirmative vote of the holders of a majority of the shares of the Common Stock present, in person or by proxy, is required for approval of the Amendment to the 1993 Stock Option Plan.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE PROPOSED AMENDMENT TO THE 1993 STOCK OPTION PLAN.

                                  ------------

                              STOCKHOLDER PROPOSALS

          In addition, all proposals for inclusion in the proxy statement must comply with all of the requirements of SEC Rule 14a-8 under the Securities Exchange Act of 1934 and must be received at the Company's principal executive offices prior to December 31, 2002. Proposals should be addressed to the Secretary of the Company, at the Company's address set forth on the first page of this proxy statement.

                                  OTHER MATTERS

         So far as it is known, there is no business other than that described above to be presented for action by the stockholders at the forthcoming Annual Meeting, but it is intended that Proxies will be voted upon any other matters and proposals that may legally come before the Annual Meeting, or any adjustments thereof, in accordance with the discretion of the persons named therein.

                                  ANNUAL REPORT

         All stockholders of record as of the Record Date have been sent, or are concurrently herewith being sent, a copy of the Company's 2001 Annual Report for the year ended December 31, 2001, which contains audited financial statements of the Company for the year ended December 31, 2001.

         ANY STOCKHOLDER OF THE COMPANY MAY OBTAIN WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2001 (WITHOUT EXHIBITS), AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, BY WRITING TO SCOTT A. HOFFMANN, CHIEF FINANCIAL OFFICER AND SECRETARY AT SHEFFIELD PHARMACEUTICALS, INC., 14528 SOUTH OUTER FORTY ROAD, SUITE 205, ST. LOUIS, MISSOURI 63017.

                                              By Order of the Board of Directors


                                             Scott A. Hoffmann
                                             Secretary
Dated:   April 30, 2002
St. Louis, Missouri





                                   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                                                   SHEFFIELD PHARMACEUTICALS, INC.

                                               PROXY -- ANNUAL MEETING OF STOCKHOLDERS
                                                            JUNE 12, 2002

                   The undersigned, a stockholder of Sheffield Pharmaceuticals, Inc., a Delaware corporation (the "Company"), does hereby appoint Thomas M. Fitzgerald and Scott A. Hoffmann, and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Common Stock of the
Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the American Stock Exchange at 86 Trinity Place, 14th Floor, New York, New York 10006, on Wednesday, June 12, 2002 at
10:00 a.m., local time, or at any adjournment or adjournments thereof.

         The undersigned hereby instructs said proxies or their substitutes:

         1.       ELECTION OF DIRECTORS:

                  To vote for the election of the following directors:  Thomas M. Fitzgerald,
                  John M. Bailey, Digby W. Barrios, Todd C. Davis, Andrew J. Ferrara and Allan M. Fox.

                                                                   TO WITHHOLD
                                                                   AUTHORITY                              TO WITHHOLD AUTHORITY
                                                                   TO VOTE                                TO VOTE FOR ANY INDIVIDUAL
                                                                   FOR ALL                                NOMINEE(S), PRINT NAME(S)
                  FOR                                              NOMINEES                               BELOW
                      ----------                                            ----------
                                                                                                          --------------------------

                                                                                                          --------------------------

                                                                                                          --------------------------

                                                                                                          --------------------------

                                                                                                          --------------------------



         2.       AMENDMENT TO 1993 STOCK OPTION PLAN:

                  To amend the Company's 1993 Stock Option Plan to increase the number of shares of Common Stock available for issuance thereunder from 4,000,000 shares to 5,000,000 shares.

                  FOR                       AGAINST                    ABSTAIN
                      ----------                   ----------                 ----------







         3.       DISCRETIONARY AUTHORITY:

                  To vote with discretionary authority with respect to all other matters which may come before the Meeting.

                  FOR                                     AGAINST                             ABSTAIN
                      ----------                                 ----------                          ----------


         THIS PROXY WILL BE VOTED IN ACCORDANCE WITH ANY DIRECTIONS HEREINBEFORE GIVEN. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL
BE VOTED (I) FOR THE ELECTION AS DIRECTORS OF THE PERSONS WHO HAVE BEEN NOMINATED BY THE BOARD OF DIRECTORS, (II) FOR THE AMENDMENT
TO THE COMPANY'S 1993 STOCK OPTION PLAN, AND (III) IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES OR PROXY WITH RESPECT TO ANY
OTHER BUSINESS TRANSACTED AT THE ANNUAL MEETING.

         The undersigned hereby revokes any proxy or proxies heretofore given and ratifies and confirms that all the proxies appointed hereby, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof. The undersigned hereby acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement, both dated April 30, 2002.

Dated                        , 2002
      -----------------------
                              (L.S.)
-----------------------------
                              (L.S.)
-----------------------------
                  Signature(s)

NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN.
WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE
GIVE FULL TITLE AS SUCH. WHEN SIGNING ON BEHALF OF A CORPORATION, YOU SHOULD BE
AN AUTHORIZED OFFICER OF SUCH CORPORATION, AND PLEASE GIVE YOUR TITLE AS SUCH.






                                       2